UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2007
BEIJING MED-PHARM CORPORATION
(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

600 W. Germantown Pike, Suite 400,
Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (610) 940-1675
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Sale and Purchase Agreement
Shareholders' Agreement, dated as of July 14, 2007
Press release, dated July 16, 2007

Item 1.01. Entry into a Material Definitive Agreement
Sale and Purchase Agreement with respect to Hong Kong Fly International Health Care Limited
On July 14, 2007, Beijing Med-Pharm Corporation (the “Company”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”), by and among the Company, Han Zhiqiang (“Zhiqiang”) and Tong Zhijun, the owners (the “Sellers”) of Sunstone Pharmaceutical Co., Ltd. (“Sunstone”), to acquire a minority interest in the company.
Under the terms of the Purchase Agreement, the Company will acquire 49% of the issued share capital of Hong Kong Fly International Health Care Limited (“Hong Kong Health Care”), a Hong Kong corporation that holds a 100% equity interest in Sunstone, for $32 million U.S. dollars (the “Purchase Price”). The Company will make an initial payment of $4.8 million U.S. dollars of the Purchase Price within five business days of signing the agreement. The closing of the transactions contemplated by the Purchase Agreement (the “Closing”) is subject to certain conditions that must be met by September 30, 2007, which include (1) the restructuring of the board of directors of Sunstone to permit the Company to appoint two of the five members and (2) Zhiqiang and Sunstone entering into a License Agreement on Trademarks and a License Agreement on Patents, whereby Zhiqiang irrevocably licenses to Sunstone certain trademarks, patents and intellectual property rights free of any charge.
Upon completion of the conditions precedent set forth in the Purchase Agreement and not later than five business days after September 30, 2007, the Company will pay the remaining $27.2 million U.S. dollars of the Purchase Price to the Sellers. If the conditions precedent to the Closing are not satisfied due to the fault of the Sellers, the Sellers must refund any payments of the Purchase Price made by the Company and indemnify the Company for damages pursuant to applicable laws and the Purchase Agreement. If the conditions precedent to the Closing are not satisfied due to the fault of the Company, the Company must pay to the Sellers a penalty equal to 2% of the purchase price, $640,000 U.S. dollars, which will be deducted from the initial payment made by the Company, and the Sellers must refund the remaining payments of the Purchase Price previously made by the Company. Following the Closing, the Sellers agreed to indemnify the Company for breaches of the Sellers’ representations and warranties contained in the Purchase Agreement.
Pursuant to the Purchase Agreement, the Sellers, the Company, Hong Kong Health Care and Sunstone entered into a Shareholders’ Agreement (the “Shareholders Agreement”). The Shareholders Agreement establishes the composition and responsibilities of the board of directors of Sunstone and Hong Kong Health Care, including permitting the Company to appoint two of the five members of each board of directors, and sets forth the responsibilities and appointment of the management of Sunstone. The Shareholders Agreement also provides a preemptive right to the non-transferring shareholders of Hong Kong Health Care (pro rata in proportion to their share ownership) to purchase any shares of Hong Kong Health Care being transferred by the Sellers and the Company, pro rata in proportion to the non-transferring persons.
The description above is a summary of the relevant agreements and is qualified in its entirety by the text of the agreements, which are attached hereto as Exhibit 2.1 and 10.1. A copy of the press release announcing these transactions is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Sale and Purchase Agreement, dated as of July 14, 2007, by and among Beijing Med-Pharm Corporation, Han Zhiqiang and Tong Zhijun

10.1	Shareholders’ Agreement, dated as of July 14, 2007, by and among Beijing Med-Pharm Corporation, Han Zhiqiang, Tong Zhijun, Hong Kong Fly International Health Care Limited and Sunstone Pharmaceutical Co., Ltd.

99.1	Press release, dated July 16, 2007, of Beijing Med-Pharm Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING MED-PHARM CORPORATION

Date: July 19, 2007	By:	/s/ Fred M. Powell

Name: Fred M. Powell
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Sale and Purchase Agreement, dated as of July 14, 2007, by and among Beijing Med-Pharm Corporation, Han Zhiqiang and Tong Zhijun

10.1	Shareholders’ Agreement, dated as of July 14, 2007, by and among Beijing Med-Pharm Corporation, Han Zhiqiang, Tong Zhijun, Hong Kong Fly International Health Care Limited and Sunstone Pharmaceutical Co., Ltd.

99.1	Press release, dated July 16, 2007, of Beijing Med-Pharm Corporation